SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number

1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0045330

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

Sierra Pacific Resources (the “Company”) has entered into agreements to acquire $8,750,000 aggregate principal amount of its Floating Rate Notes due April 20, 2003 in exchange for 1,295,211 shares of its common stock (the “Shares”), in two privately-negotiated transactions. The Shares are being issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

The Company will continue to review other opportunities that may arise from time to time to reduce indebtedness and interest expense, taking into account its current liquidity and prospects for future access to the capital markets. In that connection, the Company may acquire other outstanding securities in exchange for common stock or a combination of cash and common stock, in each case in open market purchases and/or privately negotiated transactions. The Company will evaluate any such transactions in light of then existing market conditions and other relevant factors. The amounts involved in any such transaction, individually or in the aggregate, may be material.

Item 7.    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

      Not required.

(b) Pro forma financial information

      Not required.

(c) Exhibits

      None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date: January 24, 2003	By:	/s/ Richard K. Atkinson
Richard K. Atkinson Vice President and Chief Financial Officer